Exhibit 99.1

NEWS RELEASE
Investor Contact: Gus Okwu / DRG&E 404-532-0086 gokwu@drg-e.com Company Contact: Ornella Napolitano, VP and Treasurer FiberTower Corporation 202-251-5210 onapolitano@fibertower.com

FiberTower Reports 2008 Second Quarter Results

$2.7 Million Adjusted EBITDA Improvement on 22% Quarterly Revenue Growth

San Francisco, CA, August 7, 2008 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today reported results for the quarter ended June 30, 2008.

Service revenues for the three months ended June 30, 2008 increased $2.2 million, or 22%, to $11.9 million compared to $9.7 million for the first quarter of 2008.  The increase in service revenues during the second quarter of 2008 was driven by new billing customers at existing sites, the expansion of billing sites and the addition of new billing T-1 equivalents and other bandwidth services.

Highlights for the second quarter of 2008 included the following:

•                  Billing sites grew 10% sequentially to 2,584 from 2,347 at the end of the first quarter of 2008.  Billing sites grew 40% year-over-year.

•                  Billing customer locations grew 17% sequentially to 5,279 from 4,500 at the end of the first quarter of 2008.  Billing customer locations grew 87% year-over-year.

•                  Billing T-1 equivalents grew 17% sequentially to 20,127 from 17,153 at the end of the first quarter of 2008.  Billing T-1 equivalents grew 97% year-over-year.

•                  Average monthly revenue per site grew 11% sequentially to $1,605 from $1,440 in the first quarter of 2008.

•                  Adjusted EBITDA improved from a loss of $12.5 million in the first quarter of 2008 to a loss of $9.8 million in the second quarter of 2008.

•                  Customer location backlog at June 30, 2008 was 2,300 locations.

“Our strong second quarter results are indicative of our focus on pursuing growth opportunities while closely managing our costs,” said Kurt Van Wagenen, President and Chief Executive Officer of FiberTower.  “We experienced significant adjusted EBITDA improvement by realizing the expected cost savings from our previously announced workforce reduction and by continuing to achieve solid revenue growth, largely associated with turning up our sold backlog.”

During the second quarter of 2008, FiberTower continued to improve its penetration of existing markets and sites.  FiberTower’s billing sites per sites deployed increased to 86% at June 30, 2008 compared to 81% at March 31, 2008.  The billing customer location rate per site increased to 2.04 at June 30, 2008, compared to 1.92 at March 31, 2008, reflecting a continued ability to add new customer locations to already constructed sites.  The attractiveness of the Company’s sites and markets was further evidenced by an 8% increase in T-1 equivalents on FiberTower’s Top 500 sites to 16.8 at June 30, 2008 from 15.6 at March 31, 2008.

Operating expenses in the second quarter of 2008 decreased by $77.1 million from the first quarter of 2008.  In addition to reductions in one-time charges, the Company benefitted from Sales & Marketing and General & Administrative expense decreases as a result of the workforce reduction implemented in the second quarter of 2008.  Net loss was $41.5 million for the second quarter of 2008 compared to a net loss of $120.0 million for the first quarter of 2008.  Second quarter 2008 net loss included impairment charges to property and equipment and a restructuring charge totaling $14.1 million ($0.10 per share).  First quarter 2008 net loss included impairment charges to goodwill and property and equipment totaling $90.9 million ($0.63 per share).  The net loss per share for the second quarter of 2008 was $0.29 compared to a net loss per share of $0.83 for the first quarter of 2008.

On an Adjusted EBITDA basis, the loss in the second quarter of 2008 improved by 22% to $9.8 million compared to a loss of $12.5 million in the first quarter of 2008.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation and other income (expense).  The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, is located at the end of this news release.

Six Months 2008 Consolidated Results

Service revenues for the six months ended June 30, 2008 increased $10.0 million, or 86%, to $21.6 million compared to $11.6 million for the corresponding period in 2007.  The increase in service revenues during the first six months of 2008 was driven by new billing customers at existing sites, the expansion of billing sites and the addition of new billing T-1 equivalents and other bandwidth services.

Operating expenses for the first six months ended June 30, 2008 increased by $113.3 million from the corresponding period in 2007.  Net loss was $161.5 million for the first six months of 2008 compared to a net loss of $52.4 million for the corresponding period in 2007.  The net loss for the first six months of 2008 included impairment charges to goodwill and property and equipment and a restructuring charge totaling $105.1 million ($0.73 per share).  The net loss per share for the first six months of 2008 was $1.12 compared to a net loss per share of $0.37 for the corresponding period in 2007.

On an Adjusted EBITDA basis, the loss in the first six months of 2008 improved by 15% to $22.2 million compared to a loss of $26.1 million for the corresponding period in 2007.

Liquidity and Capital Resources

Capital expenditures totaled $9.8 million in the second quarter of 2008 compared to $16.7 million in the first quarter of 2008.  The bulk of the capital investments made by FiberTower in the second quarter of 2008 were used towards the continued build-out of existing markets and adding new customers to existing sites.  FiberTower now anticipates spending no more than $60 million for capital expenditures in 2008.

Consolidated cash, cash equivalents and certificates of deposits at June 30, 2008 were $177.4 million compared to $198.2 million at the end of March 31, 2008.

“Our second quarter results demonstrate our focus on cost control and the efficient management of our capital expenditures,” said Thomas Scott, Chief Financial Officer of FiberTower.  “We saw significant reduction in our SG&A expenses during the second quarter and continued improvement in our operational efficiency.  These improvements combined with our revised capex guidance keep us on track to meet our 2008 field EBITDA objective and to exit the year with cash in excess of $115 million.”

Conference Call Details

FiberTower has scheduled a conference call for Friday, August 8, 2008 at 11:00 a.m. Eastern Time to discuss 2008 second quarter results.  Please dial 303-262-2143 and ask for the FiberTower call at least 10 minutes prior to the start time.  A telephonic replay of the call will be available through 11:59 p.m. Eastern Time on August 16, 2008 and may be accessed by dialing 303-590-3000 using the passcode 11117836#.  An audio archive will also be available on FiberTower’s website at http://www.fibertower.com shortly after the call and will be accessible for approximately ninety days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, customer commitments from six of the leading cellular carriers, and partnerships with the largest tower operators in the U.S, FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Use of Non-GAAP Financial Measures

This news release uses the Non-GAAP financial measure “adjusted EBITDA.”  Adjusted EBITDA is a financial measure used by the Company to monitor the financial performance of its operations.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in decision-making processes relating to the operation of our business.  In addition, FiberTower’s presentation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  These Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.

Forward-Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include, without limitation, statements regarding the Company’s expected charges and cost savings associated with the Company’s reduction in workforce, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, target Field EBITDA and anticipated cash balances.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Key Operating Metrics	2Q07	3Q07	4Q07	1Q08	2Q08

Billing Sites
Billing Sites Added	265	143	157	199	237
Ending Billing Sites	1,848	1,991	2,148	2,347	2,584
Billing Sites/Sites Deployed	75%	75%	76%	81%	86%
Average Monthly Revenue/Site*	$1,203	$1,261	$1,337	$1,440	$1,605

Billing Customer Locations
Billing Customer Locations Added	613	433	599	649	779
Ending Billing Customer Locations	2,819	3,252	3,851	4,500	5,279
Collocation Rate	1.53	1.63	1.79	1.92	2.04

Billing T-1 Equivalents
Billing T-1 Equiv. Added	1,884	1,823	2,171	2,952	2,974
Ending Billing T-1 Equivalents	10,207	12,030	14,201	17,153	20,127
T-1s per Customer Location	3.62	3.70	3.69	3.81	3.81
T-1s/Billing Site	5.52	6.04	6.61	7.31	7.79
T-1s/Billing Site (Top 500 Sites)	NA	NA	NA	15.6	16.8
Average MRC per T-1	$229	$218	$215	$207	$203

Sites Deployed
FiberTower Sites Constructed	193	190	158	98	98
Ending Sites Deployed	2,465	2,655	2,813	2,911	3,009

Backlog
Customer Location Backlog**	2,020		3,511		2,300

Billing Sites are installed sites from which we provide revenue producing service(s) to customer(s).

Average Monthly Revenue/Site is the average monthly revenue per billing site. (*Note that FiberTower considers this newly reported metric as a more appropriate measure of the Company’s ability to scale and leverage its existing network and will be replacing Average MRC per T-1 in future reporting.)

Billing Customer Locations are carrier locations at which we currently provide revenue producing service(s).  FiberTower sites could have multiple customer locations.

Collocation Rate is the number of customer locations per billing site.

Billing T1 Equivalent: A T1 equivalent is either a T1 or another increment of bandwidth of approximately 1.54 megabits per second.

Average MRC per T-1 is the average monthly recurring revenue per T-1.

Sites Deployed represents installed sites that are ready for the provision of services.  FiberTower sites can be located on cell towers, rooftops, or other points of bandwidth aggregation.

Customer Location Backlog is the number of sold customer locations not yet billing. (**Note that FiberTower reports backlog on a semi-annual basis.)

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Service revenues	$11,868	$6,191	$21,574	$11,611
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	16,180	13,982	32,401	25,256
Cost of service revenues - impairment of long-lived assets and other charges	8,617	75	13,433	224
Sales and marketing	1,656	1,908	3,581	3,930
General and administrative	4,691	5,669	10,963	12,866
Depreciation and amortization	6,698	4,385	11,818	8,223
Restructuring charge	5,524	—	5,524	—
Impairment of goodwill	—	—	86,093	—
Total operating expenses	43,366	26,019	163,813	50,499
Loss from operations	(31,498)	(19,828)	(142,239)	(38,888)
Other income (expense):
Interest income	1,333	4,691	3,674	10,049
Interest expense	(11,336)	(11,689)	(22,909)	(23,946)
Miscellaneous income, net	37	225	10	346
Total other income (expense), net	(9,966)	(6,773)	(19,225)	(13,551)
Net loss	$(41,464)	$(26,601)	$(161,464)	$(52,439)

Basic and diluted net loss per share	$(0.29)	$(0.19)	$(1.12)	$(0.37)

Weighted average number of shares used in per share amounts:
Basic and diluted	144,286	142,808	144,165	142,534

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except par value)

	June 30, 2008	December 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$172,401	$223,330
Certificates of deposit	5,000	5,000
Restricted cash and investments, current portion	18,194	35,757
Accounts receivable, net of allowances of $148 at June 30, 2008 and $151 at December 31, 2007	4,528	3,684
Prepaid expenses and other current assets	2,166	1,840
Total current assets	202,289	269,611
Restricted cash and investments	1,233	1,222
Property and equipment, net	242,194	240,799
FCC licenses	342,000	342,000
Goodwill	—	86,093
Debt issuance costs, net	10,740	11,855
Intangible and other long-term assets, net	4,103	3,975
Total assets	$802,559	$955,555

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$6,135	$13,672
Accrued compensation and related benefits	3,446	3,369
Accrued interest payable	4,528	4,629
Other accrued liabilities	2,072	3,555
Current portion of accrued restructuring costs	2,164	—
Total current liabilities	18,345	25,225
Other liabilities	797	487
Deferred rent	5,395	4,223
Asset retirement obligations	3,710	3,311
Long-term accrued restructuring costs, net of current portion	2,829	—
Convertible senior secured notes	422,891	415,778
Deferred tax liability	93,561	93,561
Total liabilities	547,528	542,585
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 150,499 and 146,242 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	151	146
Additional paid-in capital	790,891	787,371
Accumulated deficit	(536,011)	(374,547)
Total stockholders’ equity	255,031	412,970
Total liabilities and stockholders’ equity	$802,559	$955,555

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2008	2007
Operating activities
Net loss	$(161,464)	$(52,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,818	8,223
Decline in value of embedded derivative	—	(538)
Accretion of convertible notes	7,113	6,124
Accretion of investments in debt securities	(655)	(1,059)
Accretion of asset retirement obligations	209	152
Amortization of debt issuance costs	1,115	1,052
Stock-based compensation	3,136	4,334
Loss on disposal of equipment	170	160
Impairment of long-lived assets and other charges	13,433	224
Restructuring charge	4,993	—
Impairment of goodwill	86,093	—
Net changes in operating assets and liabilities:
Accounts receivable, net	(844)	(1,181)
Prepaid expenses and other current assets	(326)	300
Other long-term assets	(277)	30
Accounts payable	(7,537)	(5,007)
Accrued compensation and related benefits	77	(1,244)
Accrued interest payable	(101)	(88)
Other accrued liabilities and deferred rent	188	2,776
Net cash used in operating activities	(42,859)	(38,181)

Investing activities
Purchases of short-term investments	—	(76,945)
Maturities of short-term investments	—	72,405
Maturities of restricted cash and investments	18,207	17,776
Purchase of property and equipment	(26,523)	(47,919)
Net cash used in investing activities	(8,316)	(34,683)

Financing activities
Proceeds from exercise of stock options	246	1,461
Cash provided by financing activities	246	1,461

Net decrease in cash and cash equivalents	(50,929)	(71,403)

Cash and cash equivalents at beginning of period	223,330	345,174

Cash and cash equivalents at end of period	$172,401	$273,771

Supplemental Disclosures
Cash paid for interest	$18,124	$18,723

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of Adjusted EBITDA, which is a Non-GAAP financial measure management uses to monitor the financial performance of the Company.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operations of the Company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to - and not as an alternative for - the Company’s reported financial results as determined in accordance with GAAP.  The following table shows the calculation of the Company’s total Adjusted EBITDA reconciled to net loss.

	Three months ended 6/30/08	Three months ended 6/30/07
Net loss	$(41,464)	$(26,601)
Depreciation & amortization	6,698	4,385
Stock-based compensation	911	1,998
Interest income	(1,333)	(4,691)
Interest expense	11,336	11,689
Impairment of goodwill	—	—
Impairment of long-lived assets and other charges	8,617	75
Restructuring charge	5,524	—
Miscellaneous (income), net	(37)	(225)
Adjusted EBITDA	$(9,748)	$(13,370)

	Six months ended 6/30/08	Six months ended 6/30/07
Net loss	$(161,464)	$(52,439)
Depreciation & amortization	11,818	8,223
Stock-based compensation	3,136	4,334
Interest income	(3,674)	(10,049)
Interest expense	22,909	23,946
Impairment of goodwill	86,093	—
Impairment of long-lived assets and other charges	13,433	224
Restructuring charge	5,524	—
Miscellaneous (income), net	(10)	(346)
Adjusted EBITDA	$(22,235)	$(26,107)